                                                                    EXHIBIT 10.9

                     COMMONWEALTH OF AUSTRALIA - LETTERHEAD

                                                          No.
                                                          628932


                                 Letters patent

                                Patents Act 1990


                                 STANDARD PATENT


I, Andrew Addison Bain, Commissioner of Patents, grant a Standard Patent with the following particulars:

Name and Address of Patentee:
Paul L. Simmons, 501 West One Key Capri Boulevard Treasure Island FL 33706 United States Of America

Name of Actual Inventor: Paul L. Simmons

Title of Invention: Biodegradable disinfectant

Application Number: 50453/90

Term of Letters Patent: Sixteen years commencing on 30 January 1990

Priority Details:

Number       Date                 Country
304312       31 January 1989      UNITED STATES OF AMERICA













                                      Dated this 22 day of January 1993



                                      ----------------------------------------
                                      A. A. BAIN
                                      Commissioner of Patents

(12) PATENT ABRIDGMENT                    (11) Document No. AU-B-50453/90
(19) AUSTRALIAN PATENT OFFICE                    (10) Acceptance No. 628932


(54)       Title
           BIODEGRADABLE DISINFECTANT

           International Patent Classification(s)
(51)5      A61L 002/18

(21)       Application No.:  50453/90           (22) Application Date:  30.01.90

(87)       PCT Publication Number:  W090/08559

(30)       Priority Date

(31)       Number    (32)      Date        (33)  Country
           304312              31.01.89          US UNITED STATES OF AMERICA

(43)       Publication Date:  24.08.90

(44)       Publication Date of Accepted Application:  24.09.92

(71)       Applicant(s)
           PAUL L. SIMMONS

(72)       Inventor(s)
           PAUL L. SIMMONS

(74)       Attorney or Agent
           GRIFFITH HACK & CO, GPO Box 1285K, MELBOURNE VIC 3001

(57)       Claim

1. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms, said disinfectant and antiseptic being a homogenous composition comprising isopropyl alcohol and about 8 to 12 percent by weight of propylene glycol, performing interactively, in proportion by weight such that said propylene glycol reduces the surface glaze formed by said isopropyl alcohol and surface tension formed by water or water-based body fluids enabling said disinfectant and antiseptic to rapidly contact the pathogenic organisms and act equally effective on a patient or inanimate surface without deleterious effect.

                     OPI       Date  24/08/90         APPLN. ID  50453/90
           PCT       AOJP      Date  27/09/90         PCT Number  PCT/US90/00402

INTERNATIONAL APPLICATION PUBLISHED UNDER THE PATENT COOPERATION TREATY (PCT)

(51)       International Patent Classification(5):            (11)      International Publication Number:  WO 90/08559

           A61L9/14                       A1
                                                              (43)      International Publication Date:  9 August 1990
                                                                                                          (09.08.90)


(21)       International Application Number:  PCT/US90/00402            Published
                                                                                  With intentional search report.

(22)       International Filing Date: 30 January 1990 (30.01.90)

(30)       Priority data:
           304,312             31 January 1989 (31.01.89)     US
                                                                                             628932

(71)(72)   Applicant and Inventor:  SIMMONS, Paul, L. [US/US];
           501 West, One Key Capri Boulevard, Treasure Island,
           FL 33706 (US).

(74) Agent: FISHER, Arthur, W., III; Suite 500, 6304 Benjamin Road, Tampa, FL 33634 (US).

(81) Designated States: AT (European patent), AU, BE (European patent), BG, CH (European patent), DE (European patent), DK (European patent), ES (Euro-pean patent), FR (European patent), GB, GB (Euro-pean patent), HU, IT (European patent), JP, KP, KR, LU (European patent), NL (European patent), RO, SE (European patent), SU.






(54)       Title:  BIODEGRADABLE DISINFECTANT

(57)       Abstract

           A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms comprising a homogeneous composition of interactive constituents including anhydrous alcohol, propylene glycol, maskant and inert ingredients wherein the propylene glycol reduces the surface glaze formed by the anhydrous alcohol and surface tension formed by water or water-based fluids enabling the disinfectant to rapidly contact the pathogenic organisms.

                                                                  PCT/US90/00402

                                   Description

                           Biodegradable Disinfectant


Technical Field

           A non-toxic, non-corrosive, biodegradable disinfectant effective against various pathogenic organisms.

Background Art

           Rapid increases in the spread of deadly communicable diseases such as AIDS virus (HIV) have dramatically escalated public awareness for the need of an effective protective means.

           The need for such protective means applies equally to contaminated surfaces such as those found in public restrooms, telephones, tables and other surfaces contacted by the public as well as for topical application directly on a patient's skin.

           A common means for such surface protection is typified by a disposable paper cover for a toilet. Such disposable paper covers often do not contain a germicide and are not always available or easily used.

           Various spray germicides for sanitizing such surfaces is typified by in U.S. Pat. No. 3,445,564. In addition, the use of a dye in a bactericidal solution as disclosed in U.S. 2,449,274 is employed to provide a visual indication of the effectiveness of such sprays.

           U.S. 4,678,658 shows disinfecting compounds effective as germicides reducing surface tension to more effective distribute the germicide spray on the surface. However, the spray is corrosive and environmentally unsafe.

           U.S. 3,821,413 teaches a disinfectant consisting of propylene glycol to stabilize the composition and retard evaporation. This disinfectant is toxic, corrosive and non-biodegradable.

           U.S. 3,966,902 disclosed various polymer complex carriers such as propylene glycol for use with an active ingredient such as a disinfectant or fragrance.

           U.S. 4,690,779 refers to the use of propylene glycol in combination with alcohol and fragrances. This composition is both toxic and non-biodegradable.

           U.S. 4,209,506 teaches a composition suitable for use in aerosol sprays including an anhydrous alcohol and fragrance or perfume. This composition is corrosive, non-biodegradable and non-evaporative.

           Additional examples of the prior art are found in U.S. 580,213, U.S. 4,282,179, U.S. 4,265,899, U.S. 4,283,421, U.S. 4,364,515, U.S. 4,550,105, U.S.
4,105,431, U.S. 4,243,403, U.S. 4,278,206, U.S. 4,322,475, U.S. 4,436,732, U.S.
4,597,887, U.S. 4,252,694, U.S. 4,279,762, U.S. 4,325,201, U.S. 4,540,505 and
U.S. 4,675,397.

           Examination of the prior art fails to teach or suggest an effective surface active disinfectant for application on contaminated surfaces or a patient's skin through a spray or liquid application.

Disclosure of Invention

           The present invention relates to a non-toxic, non-corrosive, biodegradable disinfectant for topical application on a patient's skin or to surfaces to kill various pathogenic organisms.

           The non-toxic, non-corrosive, biodegradable disinfectant comprises a composition of interactive constituents including isopropyl alcohol, propylene glycol and inert ingredients combined in specific relative proportions by weight such that the non-toxic, non-corrosive, biodegradable disinfectant may be used safely to disinfect a patient's skin through topically application or to disinfect various surfaces with equal disinfecting effectiveness. The interactive composition comprises isopropyl alcohol 70%, propylene glycol 10%, fragrance 1% and inert ingredients 19% by weight.

           The isopropyl alcohol provides the primary disinfecting or killing effect on the pathogenic organisms. The propylene glycol lowers the flash point of the disinfectant and soothes the skin. The propylene glycol also slows the rate of evaporation, reduces or eliminates the intersurface glazing effect of anhydrous alcohol and homogenizes the interactive ingredients.

           The critical balance of interactive ingredients chemically reduces the tensile strength of the surface liquids on the patient's skin or other surface permitting the disinfecting effect to act directly on the pathogenic organisms.

           The invention accordingly comprises the features of construction, combination of elements, and arrangement of parts which will be exemplified in the construction hereinafter set forth, and the scope of the invention will be indicated in the claims.

Best Mode for Carrying Out the Invention

           Various compositions and devices have been developed to disinfect various pathogenic organisms. Catholic application is limited by the chemical and biological effect of such compositions or limitations on various surfaces, delivery means and patients.

           The present invention relates to a non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for topical application on a patient's skin or on hard surfaces such as restrooms or tables against various pathogenic organisms such as bacteria including staphylococcus aureus, pseudomonas aeruginosa and salmonella coleraesuis and viruses, including HIV-I, HIV-II and herpes simplex type 2 as well as fungi, mold and mildew through numerous delivery means.

           The non-toxic, non-corrosive, biodegradable disinfectant of the subject invention comprises an interactive composition of isopropyl alcohol, propylene glycol and inert ingredients combined in specific relative proportions by weight such that the disinfectant may be used topically to disinfect a patient's skin or to disinfect various public surfaces through direct application with equal effectiveness.

           This unique disinfectant is effective against various pathogenic organisms common to the general environment without deleterious non-toxic effect on patients or damage to surfaces or dispensing devices as exemplified herein. The optimum proportional relationship of the ingredients by weight is substantially or about isopropyl alcohol 70%, propylene glycol 10%, fragrance 1% and inert ingredients 19%.

           The isopropyl alcohol is effective in a range of 65 to 75 percent.

           The effective range of propylene glycol is between 8 to 12 percent by weight. This proportion is critical to the universal use of the instant disinfectant. During development of the instant invention numerous concentrations were tested. The optimum proportions provide a disinfectant effective against numerous pathogenic organisms without harming or destroying the dispensing means, disinfected surface or patient.

           The optimum percentage of propylene glycol raises the boiling point of the disinfectant slowing the rate of evaporation. As a solvent the propylene glycol prevents the tendency of isopropyl to form a glaze on the target surface that masks the pathogenic organisms. Since the propylene glycol breaks the surface tension of water and water-based body fluids this enables the disinfectant to act on the virus or organism more rapidly. The effectiveness is reduced to a one minute kill time, rather than ten minutes as in most other disinfectants. In addition the proplene glycol serves as an emulsifier to assure that the fragrance and alcohol remain homogenized during storage and use.

           Further the propylene glycol reduces the harmful effects of alcohol if swallowed or sprayed into the eyes or on mucus membranes as well as soothing the skin upon contact. Since the propylene glycol reduces toxicity to human cells the need to dilute the disinfectant has been eliminated. Propylene glycol also acts as a secondary disinfectant useful to disinfect air. In the preferred percentage used tests indicate that the propylene glycol increases the overall effectiveness against most viruses, mold and mildew.

           Since the disinfectant was developed for use on a wide variety of surfaces and dispensed from a number of dispensing modes or means of dispersant materials the measure of chemical resistance is important to provide universal use and application. As shown by the following chemical resistance chart the present invention compares favorably to propylene glycol and isopropyl alcohol.




Material                Propylene           Isopropyl    Disinfectant
                          Glycol             Alcohol
                          ------             -------
CPVC                        C1               A2               B2

Epoxy                       C                A                B

Polypropylene               B2               A2               A2

PVC                         C1               B1               A1

Cycolac*                    B                -                B

Phenolic                    A                A                A

Nylon                       -                B1               B1


Material                         Propylene        Isopropyl      Disinfectant
                                   Glycol          Alcohol
                                   ------          -------
Noryl*                               -               A1               A1

Delrin* (Acetal)                     B               A                A

Ryton* to 200(degree)F               -               -                -

Kynar (PVDF)                         -               -                -

Teflon*                              A               A2               A2

Stainless Steel 316                  B               A                A

Stainless Steel 304                  B               A                A

Carpenter* 20                        A               A                A

Stainless steel 440                  -               -                -

Titanium                             A               A                A

Cast Bronze                          A               A                A

Cast Iron                            A               C                B

Aluminum                             B               B                B

Hastelloy C                          B               B                B

Carbon/ceramic                       A               A                A

Ceramagnet A                         -               -                -

Viton*                               A               A                A

Buna N*                              A               B                A

Neoprene*                            C               B                B

Nitrile*                             A               B                A

Natural rubber                       -               A                A

Hypalon*                             -               A                A

EPDM                                 -               A                A

Kel-F*                               -               -                -


Material                   Propylene      Isopropyl     Disinfectant
                            Glycol         Alcohol
                            ------         -------
Tygon*                        -               -               -

Silicone                      -               A               A

Ceramic                       A               A               A

Carbon/graphite               -               A               A

* indicates trademark


           The following legend is provided to interpret the foregoing chart.

Ratings-chemical effect                      Explanation of footnotes
-----------------------                      ------------------------

A-No effect-Excellent                        1     Satisfactory to 72(degree)F

B-Minor effect-Good                          2     Satisfactory to 120(degree)F

C-Moderate effect-Fair                       3     Satisfactory for 0-rings

D-Severe effect-Not recommended

           An examination of this chart and the comparative results clearly demonstrates that the optimum combination of interactive ingredients of the instant invention provides a disinfective effective against an expansive range of materials found in a wide variety environments through various delivery means such as aerosol, pump, spray or swab.

           The non-toxic, biodegradable aspect of the disinfectant permits disposal without polluting ground water.

           It will thus be seen that the objects set forth above, among those made apparent from the preceding description are efficiently attained and since certain changes may be made in the above construction without departing from the scope of the invention, it is intended that all matter contained in the above description or shown in the accompanying drawing shall be interpreted as illustrative and not in a limiting sense.

           It is also to be understood that the following claims are intended to cover all of the generic and specific features of the invention herein described, and all statements of the scope of the invention which, as a matter of language, might be said to fall therebetween.

THE CLAIMS DEFINING THE INVENTION ARE AS FOLLOWS:

1. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms, said disinfectant and antiseptic being a homogenous composition comprising isopropyl alcohol and about 8 to 12 percent by weight of propylene glycol, performing interactively, in proportion by weight such that said propylene glycol reduces the surface glaze formed by said isopropyl alcohol and surface tension formed by water or water-based body fluids enabling said disinfectant and antiseptic to rapidly contact the pathogenic organisms and act equally effective on a patient or inanimate surface without deleterious effect.

2. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 1 includes about 65 percent to 75 percent isopropyl alcohol by weight.

3. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 2 includes about 19 percent inert ingredients by weight.

4. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 3 includes about 1 percent fragrance by weight.

5. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 1 includes about 70 Percent isopropyl alcohol by weight.

6. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 5 includes about 10 percent propylene glycol by weight.

7. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 6 includes about 19 percent inert ingredients by weight.

8. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 7 includes about 1 percent fragrance by weight.

9. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 1 includes substantially 70 percent anhydrous alcohol by weight and substantially 10 percent propylene glycol by weight.

10. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 9 includes about 19 percent inert ingredients by weight.

11. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 10 includes about 1 percent fragrance by weight.


                               DATED THIS 14TH DAY OF MAY 1992
                               Paul L. Simmons
                               By its Patent Attorneys:
                               GRIFFITH HACK & CO
                               Fellows Institute of Patent
                                  Attorneys of Australia.